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                                                                      EXHIBIT 99
                    DISTRIBUTION ARCHITECTS INTERNATIONAL, INC.
                            905 EAST WESTCHESTER AVENUE
                             TEMPE, ARIZONA, 85283-2938

                                       PROXY
                                       -----

     The undersigned hereby constitute(s) and appoint(s) Thomas Cain and Steve Strohacker or either one of them, acting singly or together, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of common stock of Distribution Architects International, Inc. (the "Company") that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held at the Company's principal office, 905 East Westchester Avenue, Tempe, Arizona, on ____________, ____________ __, 1999, at ________a.m., local time, and at any postponement or adjournment, on the following proposal which is described in the Proxy Statement/Prospectus dated ________________, 1999 distributed by the Company to its shareholders in connection with the special meeting:

1. The approval of the Agreement of Merger dated February 24, 1999, by and among Distribution Architects International, Inc. ("DAI"), Symix Systems, Inc. ("Symix") and Symix Acquisition Corp., a wholly-owned subsidiary of Symix (the "Subsidiary"), as amended by Amemdment No. 1 to the Agreement of Merger dated April 8, 1999 among DAI, Symix and the Subsidiary (collectively, the "Agreement"), pursuant to which , upon the satisfaction or waiver of certain conditions, (a) DAI will merge with and into the Subsidiary and (b) each outstanding share of DAI common stock will be converted into the right to receive 0.1313 of a share of Symix.

                / /  FOR       / /  AGAINST        / /  ABSTAIN


2. In his or their discretion on any other matters that may properly come before the meeting.

     Unless this proxy is revoked, the shares represented by this proxy when properly executed will be voted in the manner directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1.
                                ---

Date: ______________, 1999             _____________________________________
                                       Signature of Shareholder


                                       _____________________________________
                                       Additional signature, if held jointly

Please sign exactly as your name appears on your stock certificates. When shares are held by two or more persons, all of them should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.